UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2026
ARRAY DIGITAL INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Madison Street, Suite 810 , Chicago, Illinois 60661
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (866) 573-4544

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	AD	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
5.50% Senior Notes due 2070	UZE	New York Stock Exchange
5.50% Senior Notes due 2070	UZF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01. Completion of Acquisition or Disposition of Assets
On June 1, 2026, Array Digital Infrastructure, Inc. (f/k/a United States Cellular Corporation) (“Array”) and certain subsidiaries of Array completed the previously announced sale of select spectrum assets to Verizon Communications Inc. (“Verizon”), pursuant to the terms of that certain License Purchase Agreement, dated as of October 17, 2024, by and among Array, certain subsidiaries of Array named therein and Verizon (the “Closing”).

The purchase price received by Array at the Closing was $1.0 billion, paid in cash.

Item 8.01. Other Events
Array Special Dividend

On June 1, 2026, the Board of Directors of Array declared a special cash dividend to holders of Array’s Common Stock and holders of Array’s Series A Common Stock of $11.00 per share payable in cash to the stockholders of record as of June 11, 2026. The payment date in respect of the dividend is scheduled for June 25, 2026.

Press Release

On June 1, 2026, Array issued a press release announcing the Closing and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 in this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release, dated June 1, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY DIGITAL INFRASTRUCTURE, INC.

Date:	June 1, 2026	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President, Chief Financial Officer and Treasurer